Exhibit 32.1
CERTIFICATION OF PRINCIPAL

EXECUTIVE OFFICER AND PRINCIPAL

FINANCIAL OFFICER
UNDER 18 U.S.C. § 1350 FURNISHED PURSUANT TO SECURITIES EXCHANGE

ACT RULE 13a-14(b)
In connection with the Quarterly Report of CrossFirst Bankshares, Inc. (the

“Company”) on Form 10-Q for the period ended on June 30,
2023, as filed with the Securities and Exchange Commission on the date hereof

(the “Report”), each of the undersigned, in his respective
capacities indicated below, hereby certifies, pursuant to 18 U.S.C. § 1350,

as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge and belief, (1) the Report fully complies with the requirements of

Section 13(a) or 15(d) of the Securities Exchange
Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 4, 2023

/s/ Michael J. Maddox
Michael J. Maddox
President and Chief Executive Officer (Principal Executive Officer)
/s/ Benjamin R. Clouse
Benjamin R. Clouse

Chief Financial Officer (Principal Financial Officer)